SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 2002
(To Prospectus dated August 29, 2002)



                              CWABS MASTER TRUST
                       (for the Series 2002-F Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2002-F

                            -----------------------



The notes represent
obligations of the
CWABS Master Trust                The Notes
for the Series 2002-F
Subtrust only and not of          o   This supplement relates to the offering of the notes of the series referenced
any other series trust of             above. This supplement does not contain complete information about the
the CWABS Master                      offering of the notes. Additional information is contained in the prospectus
Trust and do not                      supplement dated September 27, 2002, prepared in connection with the
represent an interest in              offering of the notes of the series referenced above, as supplemented by the
or obligation of                      supplement to the prospectus supplement dated September 27, 2002 and in
CWABS, Inc.,                          the prospectus of the depositor dated August 29, 2002. You are urged to
Countrywide Home                      read this supplement, the prospectus supplement, the supplements described
Loans, Inc., or any of                above and the prospectus in full.
their affiliates.
                                  o   As of July 15, 2004, the note principal balance of the notes was
This supplement may be                $438,579,426.
used to offer and sell the
notes only if
accompanied by the
prospectus supplement
and the prospectus.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 7, 2004

                       DESCRIPTION OF THE MORTGAGE LOANS

           As of July 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 17,096 mortgage loans having an aggregate principal balance of approximately $443,500,158.

           The following table summarize s the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                                                As of July 1, 2004

Total Number of Mortgage Loans                                     17,096
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
       30-59 days                                                               0.43%
       60-89 days                                                               0.12%
       90 days or more (excluding pending foreclosures)                         0.58%
                                                                                -----
       Total Delinquencies                                                      1.13%
                                                                                =====
Foreclosures Pending                                                            0.05%
                                                                                -----
Total Delinquencies and foreclosures pending                                    1.18%
                                                                                =====


--------------
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

     Five (5) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide ") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement.

     At June 30, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $726.227 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2004, Countrywide provided servicing for approximately $26.63 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding lo ng enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                             As of December 31, 2000          As of December 31, 2001              As of December 31, 2002
                    ----------------------------------------------------------------------------------------------------------
                           Principal                         Principal                          Principal
                            Balance        Percentage         Balance        Percentage          Balance          Percentage
                    ---------------------  -----------  ------------------- ------------ ----------------------  ------------
Portfolio.........  $   3,748,790,561.82       --        $5,479,012,451.54       --       $  10,640,766,181.58       --
Delinquency
percentage
  30-59 Days......  $      14,580,950.53     0.39%       $   28,456,872.07     0.52%      $      42,864,688.91     0.40%
  60-89 Days......          4,626,810.83     0.12%            7,555,089.12     0.14%             10,661,957.76     0.10%
  90+ Days........         10,660,110.74     0.28%           21,422,742.71     0.39%             19,421,702.11     0.18%
                    ---------------------  -----------  ------------------- ------------ ----------------------  ------------
    Total.........  $      29,867,872.10     0.80%       $   57,434,703.90     1.05%      $      72,948,348.78     0.69%
Foreclosure Rate..  $       1,232,842.13     0.03%       $    3,142,409.33     0.06%      $       6,603,778.76     0.06%
Bankruptcy Rate...  $       9,192,831.89     0.25%       $   12,681,563.87     0.23%      $      43,053,210.55     0.40%


                              As of December 31, 2003
                    -------------------------------------
                           Principal
                            Balance         Percentage
                    ---------------------  -------------
Portfolio.........   $ 18,965,891,972.70        --
Delinquency
percentage
  30-59 Days......   $     61,283,288.31      0.32%
  60-89 Days......         15,962,355.26      0.08%
  90+ Days........         37,736,971.30      0.20%
                    ---------------------  -------------
    Total.........   $    114,982,614.87      0.61%
Foreclosure Rate..   $      4,984,448.78      0.03%
Bankruptcy Rate...   $     41,137,908.75      0.22%


                             As of June 30, 2004
                    -----------------------------------
                           Principal
                            Balance        Percentage
                    ---------------------  -----------
Portfolio.........   $ 26,631,284,196.44       --
Delinquency
percentage
  30-59 Days......  $      64,783,653.30     0.24%
  60-89 Days......         21,551,866.31     0.08%
  90+ Days........         41,230,217.23     0.15%
                    ---------------------  -------------
    Total.........  $     127,565,736.84     0.48%
Foreclosure Rate..  $       7,340,123.37     0.03%
Bankruptcy Rate...  $      39,166,710.18     0.15%

                           DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of July 15, 2004, the Note Principal Balance of the notes was $438,579,426. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The July 2004 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

The Indenture Trustee

     JPMorgan Chase Bank, a New York banking corporation, has succeeded to the corporate trust business of Bank One, National Association and has thereby become the indenture trustee under the Indenture.

     JPMorgan Chase Bank will make information available to noteholders via its internet website at http://www.jpmorgan.com/sfr. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524-9472.

                               THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     On December 18, 2002, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC "). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New

York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect, for U.S. federal income tax purposes, the notes will be treated as debt upon the sale of the notes by an affiliate of the issuer to third parties (which sale has already taken place) and that neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                                       Range
                                                                                                 -----

Aggregate Principal Balance                                 $443,500,158

Weighted Average Mortgage Rate                                    5.726%          2.625%          to            10.375%
Weighted Average Gross Margin                                     1.730%          0.000%          to             6.375%
Weighted Average Maximum Mortgage Rate                           17.890%         16.000%          to            21.000%
Weighted Average Principal Balance                               $25,942              $0          to           $702,000
Weighted Average Credit Limit                                    $38,252          $7,500          to         $1,000,000
Weighted Average Scheduled Remaining Term (months)                   275              97          to                278
Weighted Average Combined Loan-to-Value Ratio                     82.48%           3.70%          to            100.00%
Weighted Average Credit Limit Utilization Rate                    67.82%           0.00%          to            100.00%
Weighted Average Minimum Rate                                     1.730%           0.00%          to             6.375%
Weighted Average Credit Score                                        720
Weighted Average Second Mortgage Ratio                            26.21%           0.00%          to            100.00%

Mortgage Loan Principal Balances
                                                                                                                 Percentage of
Range of                                                 Number of         Aggregate Unpaid           Reference Date Aggregate
Principal Balance                                   Mortgage Loans        Principal Balance                  Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                           4,547              $12,771,722                               2.88 %
$ 10,000.01 to $ 20,000                                      4,430              $67,379,886                              15.19
$ 20,000.01 to $ 30,000                                      3,646              $91,239,709                              20.57
$ 30,000.01 to $ 40,000                                      1,695              $58,871,444                              13.27
$ 40,000.01 to $ 50,000                                      1,077              $48,806,577                              11.00
$ 50,000.01 to $ 60,000                                        439              $24,142,499                               5.44
$ 60,000.01 to $ 70,000                                        321              $20,893,446                               4.71
$ 70,000.01 to $ 80,000                                        223              $16,647,838                               3.75
$ 80,000.01 to $ 90,000                                        139              $11,784,097                               2.66
$ 90,000.01 to $100,000                                        172              $16,592,595                               3.74
$100,000.01 to $125,000                                        118              $13,302,758                               3.00
$125,000.01 to $150,000                                        124              $17,564,292                               3.96
$150,000.01 to $175,000                                         29               $4,705,545                               1.06
$175,000.01 to $200,000                                         33               $6,252,444                               1.41
$200,000.01 to $225,000                                         15               $3,201,385                               0.72
$225,000.01 to $250,000                                         20               $4,786,216                               1.08
$250,000.01 to $275,000                                         15               $3,966,474                               0.89
$275,000.01 to $300,000                                          8               $2,315,499                               0.52
$300,000.01 to $325,000                                          7               $2,187,307                               0.49
$325,000.01 to $350,000                                          6               $2,063,982                               0.47
$350,000.01 to $375,000                                          7               $2,519,646                               0.57
$375,000.01 to $400,000                                          8               $3,115,934                               0.70
$400,000.01 to $425,000                                          4               $1,650,078                               0.37
$425,000.01 to $450,000                                          2                 $889,931                               0.20
$450,000.01 to $475,000                                          1                 $457,500                               0.10
$475,000.01 to $500,000                                          6               $2,953,836                               0.67
$500,000.01 to $525,000                                          1                 $517,712                               0.12
$575,000.01 to $600,000                                          1                 $587,784                               0.13
$625,000.01 to $650,000                                          1                 $630,021                               0.14
$700,000.01 to $725,000                                          1                 $702,000                               0.16
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096             $443,500,158                             100.00 %
================================================================================================================================



Geographic Distribution
                                                                                                                 Percentage of
                                                         Number of          Aggregate Unpaid          Reference Date Aggregate
State                                               Mortgage Loans         Principal Balance                 Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
Alabama                                                        288                $5,219,114                              1.18 %
Alaska                                                          25                  $594,535                              0.13
Arizona                                                        499                $9,902,759                              2.23
California                                                   3,074              $105,776,990                             23.85
Colorado                                                       844               $27,950,934                              6.30
Connecticut                                                    167                $6,006,680                              1.35
Delaware                                                        29                  $738,235                              0.17
District of Columbia                                            15                $1,017,360                              0.23
Florida                                                      1,070               $24,423,530                              5.51
Georgia                                                        747               $20,304,273                              4.58
Hawaii                                                         138                $4,592,379                              1.04
Idaho                                                          192                $4,068,515                              0.92
Illinois                                                       691               $16,216,546                              3.66
Indiana                                                        430                $7,779,411                              1.75
Iowa                                                           121                $1,936,957                              0.44
Kansas                                                         254                $4,951,918                              1.12
Kentucky                                                       181                $4,758,471                              1.07
Louisiana                                                      139                $2,836,541                              0.64
Maine                                                           55                $1,019,849                              0.23
Maryland                                                       257                $5,265,416                              1.19
Massachussetts                                                 355               $10,108,261                              2.28
Michigan                                                       782               $19,642,013                              4.43
Minnesota                                                      231                $6,047,936                              1.36
Mississippi                                                     55                $1,059,216                              0.24
Missouri                                                       342                $7,072,815                              1.59
Montana                                                         75                $1,864,516                              0.42
Nebraska                                                        36                  $682,945                              0.15
Nevada                                                         230                $6,008,578                              1.35
New Hampshire                                                   95                $1,546,367                              0.35
New Jersey                                                     471               $13,705,241                              3.09
New Mexico                                                     110                $2,270,385                              0.51
New York                                                       459               $14,836,605                              3.35
North Carolina                                                 582               $12,872,301                              2.90
North Dakota                                                    10                  $139,088                              0.03
Ohio                                                           680               $11,734,888                              2.65
Oklahoma                                                       211                $4,299,233                              0.97
Oregon                                                         267                $7,352,731                              1.66
Pennsylvania                                                   640               $12,957,362                              2.92
Rhode Island                                                    39                  $766,027                              0.17
South Carolina                                                 181                $4,763,231                              1.07
South Dakota                                                    13                  $298,238                              0.07
Tennessee                                                      313                $7,170,951                              1.62
Texas                                                           56                $1,801,581                              0.41
Utah                                                           300                $7,438,474                              1.68
Vermont                                                         14                  $217,156                              0.05
Virginia                                                       344                $8,030,159                              1.81
Washington                                                     553               $15,871,426                              3.58
West Virginia                                                   35                  $416,072                              0.09
Wisconsin                                                      357                $5,970,090                              1.35
Wyoming                                                         44                $1,195,859                              0.27
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096              $443,500,158                            100.00 %
================================================================================================================================


Combined Loan-to-Value Ratios
                                                                                                                 Percentage of
Range of                                                 Number of          Aggregate Unpaid          Reference Date Aggregate
Combined Loan-to-Value Ratios (%)                   Mortgage Loans         Principal Balance                 Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
0 -10.00                                                        25                  $523,204                              0.12 %
10.01-20.00                                                     74                $2,090,834                              0.47
20.01-30.00                                                    119                $3,317,272                              0.75
30.01-40.00                                                    208                $7,174,415                              1.62
40.01-50.00                                                    401               $11,329,190                              2.55
50.01-60.00                                                    757               $20,159,949                              4.55
60.01-70.00                                                  1,659               $52,110,752                             11.75
70.01-80.00                                                  2,313               $70,127,571                             15.81
80.01-90.00                                                  6,745              $149,422,290                             33.69
90.01-100.00                                                 4,795              $127,244,680                             28.69
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096              $443,500,158                            100.00 %
================================================================================================================================



Mortgage Rates
                                                                                                                 Percentage of
Range of Mortgage                                        Number of          Aggregate Unpaid          Reference Date Aggregate
Rates (%)                                           Mortgage Loans         Principal Balance                 Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
2.501 - 3.000                                                    1                  $702,000                              0.16 %
3.501 - 4.000                                                2,258               $74,563,661                             16.81
4.001 - 4.500                                                1,953               $65,402,776                             14.75
4.501 - 5.000                                                  181                $9,745,412                              2.20
5.001 - 5.500                                                  905               $20,146,245                              4.54
5.501 - 6.000                                                4,138               $78,380,786                             17.67
6.001 - 6.500                                                4,134              $106,019,232                             23.91
6.501 - 7.000                                                1,208               $29,266,058                              6.60
7.001 - 7.500                                                1,619               $43,377,964                              9.78
7.501 - 8.000                                                  357                $7,778,059                              1.75
8.001 - 8.500                                                  146                $3,195,227                              0.72
8.501 - 9.000                                                  134                $3,413,295                              0.77
9.001 - 9.500                                                   11                  $118,652                              0.03
9.501 - 10.000                                                   4                  $104,044                              0.02
10.001 - 10.500                                                 47                $1,286,746                              0.29
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096              $443,500,158                            100.00 %
================================================================================================================================


Types of Mortgaged Property
                                                                                                                 Percentage of
                                                         Number of          Aggregate Unpaid          Reference Date Aggregate
Property Type                                       Mortgage Loans         Principal Balance                 Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                     13,213              $337,071,497                                76 %
Planned Unit Development (PUD)                               2,587               $75,154,006                             16.95
Low-rise Condominium                                         1,057               $24,040,690                              5.42
2-4 Family Residence                                           134                $4,688,141                              1.06
High-rise Condominium                                           70                $1,836,060                              0.41
Manufactured Housing (1)                                        35                  $709,765                              0.16
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096              $443,500,158                            100.00 %
================================================================================================================================
(1) Treated as real property


Lien Priority
                                                                                                                 Percentage of
                                                         Number of          Aggregate Unpaid          Reference Date Aggregate
Lien Priority                                       Mortgage Loans         Principal Balance                 Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
1st Liens                                                      124               $14,109,700                              3.18 %
2nd Liens                                                   16,972              $429,390,458                             96.82
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096              $443,500,158                            100.00 %
================================================================================================================================


Gross Margin
                                                                                                                 Percentage of
Range of Gross                                           Number of          Aggregate Unpaid          Reference Date Aggregate
Margins (%)                                         Mortgage Loans         Principal Balance                 Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
0                                                            2,289               $77,055,027                             17.37 %
0.001 - 0.250                                                  258               $11,159,003                              2.52
0.251 - 0.500                                                1,654               $52,658,518                             11.87
0.501 - 0.750                                                   49                $2,807,093                              0.63
0.751 - 1.000                                                  129                $6,761,300                              1.52
1.001 - 1.250                                                  579               $14,540,618                              3.28
1.251 - 1.500                                                  323                $5,538,543                              1.25
1.501 - 1.750                                                  308                $6,779,140                              1.53
1.751 - 2.000                                                3,824               $71,091,089                             16.03
2.001 - 2.250                                                1,205               $28,189,899                              6.36
2.251 - 2.500                                                2,899               $77,146,918                             17.40
2.501 - 2.750                                                  190                $5,910,230                              1.33
2.751 - 3.000                                                1,036               $23,826,179                              5.37
3.001 - 3.250                                                  202                $4,247,020                              0.96
3.251 - 3.500                                                1,432               $39,435,143                              8.89
3.501 - 3.750                                                  309                $6,432,055                              1.45
3.751 - 4.000                                                   56                $1,504,872                              0.34
4.001 - 4.250                                                  103                $2,069,060                              0.47
4.251 - 4.500                                                   47                $1,240,846                              0.28
4.501 - 4.750                                                  120                $2,901,677                              0.65
4.751 - 5.000                                                   21                  $684,594                              0.15
5.001 - 5.250                                                    3                   $23,929                              0.01
5.251 - 5.500                                                    9                  $106,614                              0.02
5.501 - 5.750                                                    4                  $104,044                              0.02
6.001 - 6.250                                                   36                  $917,391                              0.21
6.251 - 6.500                                                   11                  $369,354                              0.08
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096              $443,500,158                            100.00 %
================================================================================================================================


Maximum Mortgage Rates
                                                                                                                 Percentage of
Maximum Mortgage                                         Number of         Aggregate Unpaid           Reference Date Aggregate
Rates (%)                                           Mortgage Loans        Principal Balance                  Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
16.00                                                          586              $13,000,753                               2.93 %
17.00                                                        1,125              $26,225,110                               5.91
18.00                                                       15,341             $403,061,272                              90.88
21.00                                                           44               $1,213,022                               0.27
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096             $443,500,158                             100.00 %
================================================================================================================================


Remaining Term To Maturity
                                                                                                                 Percentage of
Range of Remaining Terms to                              Number of         Aggregate Unpaid           Reference Date Aggregate
Maturity (Months)                                   Mortgage Loans        Principal Balance                  Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
97 - 108                                                        35                 $416,072                               0.09 %
145 - 156                                                       19                 $634,312                               0.14
157 - 168                                                      175               $6,013,630                               1.36
265 - 276                                                      125               $4,356,697                               0.98
277 - 288                                                   16,742             $432,079,447                              97.42
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096             $443,500,158                             100.00 %
================================================================================================================================


Origination Year
                                                                                                                 Percentage of
                                                         Number of         Aggregate Unpaid           Reference Date Aggregate
Year of Origination                                 Mortgage Loans        Principal Balance                  Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
2001                                                             3                  $91,431                               0.02 %
2002                                                        17,093             $443,408,727                              99.98
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096             $443,500,158                             100.00 %
================================================================================================================================


Credit Limit Range

                                                                                                                 Percentage of
Range of Credit                                          Number of         Aggregate Unpaid           Reference Date Aggregate
Limits ($)                                          Mortgage Loans        Principal Balance                  Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                             810               $4,674,316                               1.05 %
$ 10,000.01 to $ 20,000                                      4,894              $55,296,315                              12.47
$ 20,000.01 to $ 30,000                                      4,583              $87,912,847                              19.82
$ 30,000.01 to $ 40,000                                      2,225              $57,988,429                              13.08
$ 40,000.01 to $ 50,000                                      1,890              $56,487,872                              12.74
$ 50,000.01 to $ 60,000                                        582              $23,774,567                               5.36
$ 60,000.01 to $ 70,000                                        401              $20,264,527                               4.57
$ 70,000.01 to $ 80,000                                        338              $16,964,197                               3.83
$ 80,000.01 to $ 90,000                                        178              $10,748,462                               2.42
$ 90,000.01 to $100,000                                        517              $26,827,069                               6.05
$100,000.01 to $125,000                                        129              $10,282,348                               2.32
$125,000.01 to $150,000                                        248              $22,390,519                               5.05
$150,000.01 to $175,000                                         46               $4,743,743                               1.07
$175,000.01 to $200,000                                         69               $7,357,276                               1.66
$200,000.01 to $225,000                                         21               $3,251,831                               0.73
$225,000.01 to $250,000                                         32               $5,007,727                               1.13
$250,000.01 to $275,000                                         17               $2,969,889                               0.67
$275,000.01 to $300,000                                         35               $5,766,264                               1.30
$300,000.01 to $325,000                                         13               $1,740,323                               0.39
$325,000.01 to $350,000                                          9               $1,948,513                               0.44
$350,000.01 to $375,000                                          6               $1,818,514                               0.41
$375,000.01 to $400,000                                          9               $1,866,600                               0.42
$400,000.01 to $425,000                                          8               $2,704,617                               0.61
$425,000.01 to $450,000                                          5                 $832,554                               0.19
$450,000.01 to $475,000                                          3                 $664,169                               0.15
$475,000.01 to $500,000                                         21               $5,839,152                               1.32
$525,000.01 to $550,000                                          1                 $517,712                               0.12
$575,000.01 to $600,000                                          1                 $587,784                               0.13
$625,000.01 to $650,000                                          2               $1,080,021                               0.24
$675,000.01 to $700,000                                          1                       $0                               0.00
$700,000.01 to $725,000                                          1                 $702,000                               0.16
$975,000.01 to $1,000,000                                        1                 $490,000                               0.11
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096             $443,500,158                           100.00 %
================================================================================================================================


Credit Limit Utilization Rates
                                                                                                                 Percentage of
Range of Credit Limit                                    Number of         Aggregate Unpaid           Reference Date Aggregate
Utilization Rates (%)                               Mortgage Loans        Principal Balance                  Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
0                                                            2,586                   $3,180                               0.00 %
0.01% - 10.00%                                                 260                 $857,876                               0.19
10.01% - 20.00%                                                301               $2,266,390                               0.51
20.01% - 30.00%                                                364               $4,706,260                               1.06
30.01% - 40.00%                                                407               $6,432,456                               1.45
40.01% - 50.00%                                                445               $9,109,961                               2.05
50.01% - 60.00%                                                547              $12,570,884                               2.83
60.01% - 70.00%                                                669              $18,712,844                               4.22
70.01% - 80.00%                                                890              $26,314,451                               5.93
80.01% - 90.00%                                              1,678              $49,719,473                              11.21
90.01% - 100.00%                                             8,949             $312,806,381                              70.53
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096             $443,500,158                             100.00 %
================================================================================================================================



Minimum Mortgage Rate
                                                                                                                 Percentage of
Range of Minimum                                         Number of         Aggregate Unpaid           Reference Date Aggregate
Rates (%)                                           Mortgage Loans        Principal Balance                  Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
0                                                            2,289              $77,055,027                              17.37 %
0.001 - 0.250                                                  258              $11,159,003                               2.52
0.251 - 0.500                                                1,654              $52,658,518                              11.87
0.501 - 0.750                                                   49               $2,807,093                               0.63
0.751 - 1.000                                                  129               $6,761,300                               1.52
1.001 - 1.250                                                  579              $14,540,618                               3.28
1.251 - 1.500                                                  323               $5,538,543                               1.25
1.501 - 1.750                                                  308               $6,779,140                               1.53
1.751 - 2.000                                                3,824              $71,091,089                              16.03
2.001 - 2.250                                                1,205              $28,189,899                               6.36
2.251 - 2.500                                                2,899              $77,146,918                              17.40
2.501 - 2.750                                                  190               $5,910,230                               1.33
2.751 - 3.000                                                1,036              $23,826,179                               5.37
3.001 - 3.250                                                  202               $4,247,020                               0.96
3.251 - 3.500                                                1,432              $39,435,143                               8.89
3.501 - 3.750                                                  309               $6,432,055                               1.45
3.751 - 4.000                                                   56               $1,504,872                               0.34
4.001 - 4.250                                                  103               $2,069,060                               0.47
4.251 - 4.500                                                   47               $1,240,846                               0.28
4.501 - 4.750                                                  120               $2,901,677                               0.65
4.751 - 5.000                                                   21                 $684,594                               0.15
5.001 - 5.250                                                    3                  $23,929                               0.01
5.251 - 5.500                                                    9                 $106,614                               0.02
5.501 - 5.750                                                    4                 $104,044                               0.02
6.001 - 6.250                                                   36                 $917,391                               0.21
6.251 - 6.500                                                   11                 $369,354                               0.08
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096             $443,500,158                             100.00 %
================================================================================================================================


FICO Ranges

                                                         Number of         Aggregate Unpaid                     % Of Aggregate
Fico Range                                          Mortgage Loans        Principal Balance                  Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
821 - 840                                                        4                  $15,552                               0.00 %
801 - 820                                                      307               $5,347,914                               1.21
781 - 800                                                    1,613              $31,379,961                               7.08
761 - 780                                                    2,416              $56,163,141                              12.66
741 - 760                                                    2,545              $61,265,720                              13.81
721 - 740                                                    2,540              $66,309,795                              14.95
701 - 720                                                    2,638              $73,635,898                              16.60
681 - 700                                                    2,079              $61,331,840                              13.83
661 - 680                                                    1,667              $51,741,617                              11.67
641 - 660                                                      751              $21,807,846                               4.92
621 - 640                                                      476              $12,676,081                               2.86
601 - 620                                                       46               $1,420,976                               0.32
581 - 600                                                       13                 $358,818                               0.08
Not Scored                                                       1                  $45,000                               0.01
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096             $443,500,158                             100.00 %
================================================================================================================================


Occupancy Type
                                                                                                                 Percentage of
                                                         Number of         Aggregate Principal             Aggregate Principal
Occupancy Type                                      Mortgage Loans         Balance Outstanding             Balance Outstanding
--------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                              16,833                $437,526,665                           98.65 %
Non-Owner Occupied                                             143                  $3,764,761                            0.85
Second Home                                                    120                  $2,208,732                            0.50
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096                $443,500,158                          100.00 %
================================================================================================================================


Documentation Type
                                                                                                                 Percentage of
                                                         Number of         Aggregate Principal             Aggregate Principal
Documentation Type                                  Mortgage Loans         Balance Outstanding             Balance Outstanding
--------------------------------------------------------------------------------------------------------------------------------
Alt Documentation                                            6,713                $176,367,692                           39.77 %
Full Documentation                                           2,741                $108,972,492                           24.57
Reduced Documentation                                          505                 $27,002,603                            6.09
Streamlined Documentation                                    2,224                 $56,666,966                           12.78
Super Streamlined Documentation                              4,913                 $74,490,405                           16.80
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       17,096                $443,500,158                          100.00 %
================================================================================================================================

                                  EXHIBIT 2

      ------------------------------------------------------------------
                          Countrywide Home Loans Inc.
             Revolving Home Equity Loan Asset Backed Certificates
                                 Series 2002-F
      ------------------------------------------------------------------

Distribution Date:  August 16, 2004



--------------------------------------------------------------------------------------------------------------------------------
              Original          Beginning                                                                           Ending
                Note               Note           Principal      Interest            Note        Investor Loss        Note
Class    Principal Balance  Principal Balance   Distribution   Distribution  Distribution Amount     Amount    Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
 Note     1,000,000,000.00   $456,677,197.53   $18,097,771.68   $702,268.05     $18,800,039.73        $0.00     $438,579,425.85


--------------------------------------------------------------------------------------------------------------------------------
TOTAL    $1,000,000,000.00   $456,677,197.53   $18,097,771.68   $702,268.05     $18,800,039.73        $0.00     $438,579,425.85
--------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------------------
                                            AMOUNTS PER $1,000 UNIT
---------------------------------------------------------------------------------------------------------------------
                                  Beginning                                                              Ending
                                     Note            Principal     Interest           Note                Note
    Class         CUSIP       Principal Balance    Distribution  Distribution  Distribution Amount  Principal Balance
---------------------------------------------------------------------------------------------------------------------
    Note        126671SX5           456.67719753    18.09777168   0.70226805       18.80003973         438.57942585

---------------------------------------------------------------------------------------------------------------------



-----------------------------------
             Rates
-----------------------------------

   Class                Note
-----------------------------------
   Note                  1.730000%
-----------------------------------



Investor Certificate Rates based on a LIBOR of:                      1.38000%




PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:


                                                           Steven E Charles
                                                           JPMorgan Chase Bank
                                                           227 W. Monroe St.
                                                           Chicago, IL 60606

      ------------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-F
      ------------------------------------------------------------------


     Distribution Date:        August 16, 2004



                                 Information pursuant to Section 4.04 of the
                             Sale and Servicing Agreement dated September 30, 2002



(i)            Investor Floating Allocation Percentage                                             98.93440%

(ii)           Investor Distribution Amount                                                   18,800,039.73
(iii)          Note Interest 702,268.05
               Note Interest not payable,
                 due to insufficient Investor Interest Collections                                     0.00
(iv)           Unpaid Investor Interest Shortfall                                                      0.00
               Per $1000 of Original Investor Principal Balance                                   0.0000000

(v)            Remaining Unpaid Investor Interest Shortfall                                            0.00
               Original Investor Principal Balance                                                0.0000000

(vi), (vii)    Principal Distributed
               Investor Loss Amount paid as principal                                             48,955.61
               Investor Loss Reduction Amounts paid as principal                                       0.00
               Accelerated Principal Distribution Amount                                           2,483.30
               Scheduled Principal Collections Payment Amount                                 18,046,332.77
               Guaranteed Principal Distribution Amount                                                0.00
                                                                                         ------------------
               Total Principal Distributed                                                    18,097,771.68

(viii)         Unreimbursed Investor Loss Reduction Amounts                                            0.00
               Original Investor Principal Balance                                                0.0000000

(ix)           Basis Risk Carryforward Distributed                                                     0.00

(x)            Basis Risk Carryforward Remaining                                                       0.00

(xi)           Servicing Fee                                                                     192,331.66
               Accrued and Unpaid Servicing Fees from Prior Periods                                    0.00

(xii)          Note Principal Balance (before distributions)                                 456,677,197.53
               Note Principal Balance (after distributions)                                  438,579,425.85
               Investor Certificate Principal Balance (after distributions)                  438,579,425.85
               Note Factor                                                                        0.4385794

(xiii)         Asset Balance of Mortgage Loans                                               443,500,157.98

(xiv)          Credit Enhancement Draw Amount                                                          0.00


      ------------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-F
      ------------------------------------------------------------------


     Distribution Date:        August 16, 2004


(xv)          Delinquency Information
                                      -----------------------------------------------------------------------
                                           Count                 Balance                % of Group Bal
                                      -----------------------------------------------------------------------
                      30-59 days                       64             1,913,499.61                 0.431454%
                      60-89 days                       22               530,561.33                 0.119630%
                   90 or more days                     61             2,553,593.05                 0.575782%
                                      -----------------------------------------------------------------------
                        Total                         147             4,997,653.99                 1.126866%
                                      -----------------------------------------------------------------------
             *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.

                                      -----------------------------------------------------------------------
                                           Count                 Balance                % of Group Bal
                                      -----------------------------------------------------------------------
                      Bankruptcy                       67             1,795,100.84                 0.404758%
                                      -----------------------------------------------------------------------
                                      *Note:  Bankruptcy Loans are also included in Delinquencies


(xvi)         Foreclosure and REO Information


                                      -----------------------------------------------------------------------
                                           Count                 Balance                % of Group Bal
                                      -----------------------------------------------------------------------
                     Foreclosure                        5               240,923.38                 0.054323%
                         REO                            5               281,158.68                 0.063395%
                                      -----------------------------------------------------------------------
                        Total                          10               522,082.06                 0.117719%
                                      -----------------------------------------------------------------------




(xvii)        Optional Servicer Advances (Current Collection Period)                                     0.00
              Optional Servicer Advances (Outstanding)                                                   0.00

(xviii)       Note Rate                                                                              1.730000%

(xix)         Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06
              Count                                                                                         0
              Principal Balance                                                                          0.00

(xx)          Subordinated Transferor Collections                                                4,918,776.12

(xxi)         Overcollateralization Step-Down Amount                                                     0.00

(xxii)        Available Transferor Subordinated Amount                                           4,918,776.12
              Required Transferor Subordinated Amount                                            4,921,259.42
              Interest Collections (non-Investor)                                                   21,691.14
              Transferor Principal Collections                                                   6,004,385.26

(xxiii)       Mortgage Loans for which the Mortgage Loan File was not
              delivered to the Indenture Trustee within 30 days of the            Number                               0
              Closing Date                                                        Balance                           0.00


      ------------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-F
      ------------------------------------------------------------------


Distribution Date:         August 16, 2004




                                          Other information

Transferor Principal Balance (Beginning)                                                          4,918,776.12
Transferor Principal Balance (Ending)                                                             4,920,732.13
Investor Fixed Allocation Percentage                                                                     99.50%



Mortgage Loans Payment Summary
Interest Received                                                                                 2,227,907.72
Net Liquidation Proceeds (Allocable to Interest)                                                          0.00
Insurance Proceeds (Allocable to Interest)                                                                0.00
Servicer Optional Advance (Allocable to Interest)                                                         0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)                                                 0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)                                                   0.00
Residual Advance                                                                                          0.00
                                                                                       -----------------------
Total Interest                                                                                    2,227,907.72
Investor Interest Collections                                                                     2,013,884.92


Begining Balance                                                                                461,595,973.65
Principal Collections                                                                            24,050,718.03
Net Liquidation Proceeds (Alloc. to Principal)                                                            0.00
Insurance Proceeds (Alloc. to Principal)                                                                  0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                                                   0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)                                                     0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06                                               0.00
Transfer Deposit Amount per Sect. 2.02 (a)                                                                0.00
                                                                                       -----------------------
Total Principal                                                                                  24,050,718.03


Additional Balances                                                                               6,004,385.26
Ending Principal Balance                                                                        443,500,157.98
Total Collections                                                                                26,086,294.09
Alternative Principal Payment                                                                    18,046,332.77


Loans Average Daily Balance                                                                     462,150,882.04


Weighted Average Loan Rate                                                                              5.7325%
Weighted Average Net Loan Rate                                                                          4.6025%
Maximum Rate                                                                                            4.5395%


Excess Interest                                                                                   1,212,665.19


      ------------------------------------------------------------------
                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-F
      ------------------------------------------------------------------


Distribution Date:         August 16, 2004


Loan Modification Summary                                                Current               Cumulative          % of Initial
                                                                         -------               ----------          ------------
Loans with Senior Lien Balance Modification (CLTV<80%)                          18,693.00        11,340,455.42               1.15%
Loans with Senior Lien Balance Modification (CLTV>80%)                          70,900.00        24,421,935.43               2.48%
Loans with Credit Limit Modification                                           506,866.00        19,720,497.00               2.00%
Loans with Gross Margin Modification                                             9,607.97         8,664,900.92               0.88%


Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment Shortfall                              0.00
FGIC Surety Bond in force?                                                  YES
Credit Enhancement Draw Amount                                                       0.00
Guaranteed Principal Payment Amount                                                  0.00
Guaranteed Distribution                                                        702,268.05
Credit Enhancement Premium                                                      47,512.77


Beginning O/C Amount                                                                 0.00
Ending O/C Amount                                                                    0.00
Ending O/C Amount (% of Original Pool Balance)                                       0.00
Has a Cumulative Loss Test Violation Occurred?                               NO
Liquidation Loss Amount (Current Period)                                        49,482.90
Liquidation Loss Amount (Cumulative)                                         1,423,489.76
Rolling Six Month Delinquency Rate                                                 0.7159%
Spread Rate                                                                        2.8725%
Excess Spread Rate                                                                 2.8618%
Rolling three month Excess Spread Percentage                                       3.0010%
Required Subordinated Percentage                                                   0.5000%
Balance used for Required Subordinated Amount                   Initial Balance
Initial Subordinated Amount                                                (15,748,115.06)
Can Required Transferor Subordinated Amount be Reduced?                    NO
Has a Rapid Amortization Event occurred?                                   NO
Cause of Rapid Amortization Event.                                         NA
Has an Event of Servicing Termination occurred?                            NO
Cause of Event of Servicing Termination.                                   NA



---------------------------------------------------------------------------------------------------------------------------------
                                                      RECONCILIATION REPORT

                                                                                       ISSUE DATE:                 30-Sep-02
DEAL NAME:   COUNTRYWIDE HOME LOANS, INC.                                              DISTRIBUTION DATE:          16-Aug-04
             Revolving Home Equity Loan Asset Backed Certificates, Series 2002-F       DETERMINATION DATE          12-Aug-04
                                                                                       RUN DATE:                   07-Aug-04
                                                                                                                 12:49:40 PM
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
---------------------------------------------------------------------------------------------------------------------------------

A. Cash Available for Distribution                                                                   Total
                                                                                                     -----
Net Collections Interest Collections - per Servicer Report                                         $2,035,576.06
Principal Collections - per Servicer Report                                                       $24,050,718.03
Residual Advance                                                                                           $0.00
Cash Released from Additional Loan Account                                                                 $0.00
Insured Payment                                                                                            $0.00
----------------------------                                                                  ==================
Total Deposit to Collection Account                                                               $26,086,294.09


---------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
---------------------------------------------------------------------------------------------------------------------------------


A. Amounts Distributed:


Section 5.01


Premium to Credit Enhancer                                                                            $47,512.77
Fannie Mae Guarantee Fee                                                                                   $0.00
Investor Certificate Interest and Unpaid Investor Certificate Interest                               $702,268.05
Unreimbursed Credit Enhancement Draw Amounts                                                               $0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03                                                       $0.00
Basis Risk Carryforward                                                                                    $0.00
Class A Investor Certificate Principal Distributed                                                $18,097,771.68
Transferor Interest Distributed                                                                    $1,234,356.33
Transferor Principal Distributed                                                                   $6,004,385.26
                                                                                              ------------------

Total Distributions                                                                               $26,086,294.09

                                                                                              ------------------
Difference (Remains in Collections Account)                                                                 0.00
                                                                                              ==================

Balance Reconciliation
----------------------
Loan Group Beginning Balance                                                                      461,595,973.65
Loan Group Ending Balance                                                                         443,500,157.98
                                                                                              ------------------
Change in Balance                                                                                  18,095,815.67
Principal Collections                                                                              24,050,718.03
Liquidation Loss Amount                                                                                49,482.90
Additional Balances                                                                                 6,004,385.26
                                                                                              ------------------
Balance Check                                                                                             (0.00)
                                                                                              ==================
